SECURITIES AND EXCHANGE COMMISSION
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14 c of the Securities
                              Exchange Act of 1934

Check the appropriate box

[ ]  Preliminary information statement    [ ]  Confidential, for use of the
                                               Commission only (as permitted by
                                               Rule 14c-5 (d) (2))
[X]  Definitive information statement

                                GLOBAL DECS CORP.
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                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required
[   ]   Fee computed on table below per Exchange Act Rule 14c-5(g) and 0-11
        (1) Title of each class of securities to which transaction applies

                                       N/A
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(2) Aggregate number of securities to which transaction applies:

                                       N/A
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(3)         Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and sate how it was determined):

                                       N/A
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(4) Proposed maximum aggregate value of transaction

                                       N/A
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(5) Total fee paid:
                                       N/A
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       [ ]   Fee paid previously with preliminary materials



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  [ ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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             NOTICE AND INFORMATION STATEMENT DATED November 4, 2003
                    TO THE STOCKHOLDERS OF GLOBAL DECS CORP.

     In accordance with the provisions of Section 16-10a-704 of the Utah Business Corporation Act, and Section 2.10 of the By Laws of Global Decs Corp., a Utah Corporation ("Global" or the Company) notice is hereby given that shareholders owning a total of 18,695,850 shares (approximately 67.89%) of the issued and outstanding common stock of Global, having not less than the minimum number of votes that would be necessary to authorize or take such action, as described below have, by written consent without a meeting and without a vote, on October 9, 2003, (the "Written Consent"), in lieu of any meeting, agreed to the following shareholder actions:

     (1) Effecting a 1:200 reverse split of the currently outstanding shares of Global's common stock;

     Only holders of record of the Global stock at the close of business on October 17, 2003, are entitled to receive notice of the informal action by the shareholders taken. This Information Statement is being sent on or about November 4, 2003 to such holders of record. No response is being requested from you, and you are requested not to respond to this Information Statement. In accordance with Section 2.10 of the By Laws and Section 16-10a-704 of the Utah Business Corporation Act, this Notice and Information Statement is notice of the taking of the corporate actions, without a meeting by less than unanimous written consent to those shareholders who have not consented in writing.

     WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Company:
Global Decs Corp.
2750 Cisco Drive South
Lake Havasu City
Arizona, 86403
Tel: (928) 680-5513

                                GLOBAL DECS CORP.
                     INFORMATION STATEMENT FOR SHAREHOLDERS

The Written Consent

Pursuant to Section 2.10 of Global's By Laws and Section 16-10a-704 of the Utah Business Corporation Act, shareholders owning a majority of the outstanding shares of common stock of Global have voted by Written Consent in favor of the following actions:

     (1) To effect a 1 share for 200 share reverse split of the currently outstanding share of Global's common stock.

The Board of Directors of the Company has approved a reverse split of the currently outstanding shares of Company Common Stock, whereby every 200 currently outstanding shares will become one (1) issued and outstanding share, meaning that the 27,537.075 issued and outstanding shares will become approximately 137,690 shares with fractional shares rounded up to the nearest whole share. Shareholders will not be required to take any action to complete the reverse split. Neither the par value of the Company's Common Stock nor the number of authorized shares of Company Common Stock will be affected by the reverse split of the Company's Common Stock. The reverse split will become effective on or about November 24, 2003.

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OTHER MATTERS

No Solicitation of Votes

     Under Section 2.10 of the By Law and Section 16-10a-704 of the Utah Business Corporation Act, in lieu of a meeting, shareholder action may be taken by written consent of a majority of the outstanding shares necessary to authorize the transaction, Shareholders owning a total of 18,695,550 shares, (approximately 67.89%) of Global's 27,537,025 outstanding shares have signed the Written Consent. Therefore, other than those shareholders, no vote of any other shareholder or Global is required to authorize the corporate actions described in this Information Statement.

     The Board of Directors of Global also approved these changes, by unanimous consent dated October 9, 2003.

     Global is not required to solicit and is not soliciting votes or consents from any of tis other shareholders.

Payment of Expenses

     The payment of expenses related to the preparation and filing of this information Statement has been made by Global.

More Information

     This Information Statement is provided for information purposes only. We are not soliciting proxies in connection with the items described herein. You are not required to respond to this Notice.

     The accompanying Information Statement is for information purposes only. Please read the accompanying information statement carefully.

     Global files annual, quarterly and special reports and proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information. Global files at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549, or on the SEC'S web site, http://www.sec.gov.

     You may call the SEC at 1-800-SEC-0330 for further information the public reference rooms. You may also obtain copies of the filings of Global made with SEC directly from Global by requesting them in writing or by telephone at the address set forth earlier in this Information Statement.

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